REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees and the Shareholders of
Eaton Vance Municipal Bond Fund II
(formerly, Eaton Vance Insured Municipal
Bond Fund II), Eaton Vance California
Municipal Bond Fund II (formerly, Eaton
Vance Insured California Municipal Bond
Fund II), Eaton Vance Massachusetts
Municipal Bond Fund (formerly, Eaton
Vance Insured Massachusetts Municipal
Bond Fund), Eaton Vance Michigan
Municipal Bond Fund (formerly, Eaton
Vance Insured Michigan Municipal Bond
Fund), Eaton Vance New Jersey Municipal
Bond Fund (formerly, Eaton Vance Insured
New Jersey Municipal Bond Fund), Eaton
Vance New York Municipal Bond Fund II
(formerly, Eaton Vance Insured New York
Municipal Bond Fund II), Eaton Vance
Ohio Municipal Bond Fund (formerly, Eaton
Vance Insured Ohio Municipal Bond Fund), and Eaton Vance Pennsylvania Municipal
Bond Fund (formerly, Eaton Vance Insured
Pennsylvania Municipal Bond Fund):

In planning and performing our audits of the
financial statements of Eaton Vance
Municipal Bond Fund II (formerly, Eaton
Vance Insured Municipal Bond Fund II),
Eaton Vance California Municipal Bond
Fund II (formerly, Eaton Vance Insured
California Municipal Bond Fund II), Eaton
Vance Massachusetts Municipal Bond Fund
(formerly, Eaton Vance Insured
Massachusetts Municipal Bond Fund),
Eaton Vance Michigan Municipal Bond
Fund (formerly, Eaton Vance Insured
Michigan Municipal Bond Fund), Eaton
Vance New Jersey Municipal Bond Fund
(formerly, Eaton Vance Insured New Jersey
Municipal Bond Fund), Eaton Vance New
York Municipal Bond Fund II (formerly,
Eaton Vance Insured New York Municipal
Bond Fund II), Eaton Vance Ohio
Municipal Bond Fund (formerly, Eaton
Vance Insured Ohio Municipal Bond Fund),
and Eaton Vance  Pennsylvania Municipal
Bond Fund (formerly, Eaton Vance Insured
Pennsylvania Municipal Bond Fund)
(collectively the "Funds") as of and for the
year ended September 30, 2010, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Funds'
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds' internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with
generally accepted accounting principles.  A
fund's internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance
that transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts and
expenditures of the fund are being made
only in accordance with authorizations of
management and trustees of the fund; and
(3) provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or disposition
of a fund's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of a fund's annual or
interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding securities
that we consider to be a material weakness,
as defined above, as of September 30, 2010.
This report is intended solely for the
information and use of management and the
Trustees of  Eaton Vance Municipal Bond
Fund II, Eaton Vance California Municipal
Bond Fund II, Eaton Vance Massachusetts
Municipal Bond Fund, Eaton Vance
Michigan Municipal Bond Fund, Eaton
Vance New Jersey Municipal Bond Fund,
Eaton Vance New York Municipal Bond
Fund II, Eaton Vance Ohio Municipal Bond
Fund, and Eaton Vance Pennsylvania
Municipal Bond Fund and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 15, 2010